QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Noble Energy, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of Noble Energy, Inc. of our report dated February 26, 2004, with respect to the consolidated balance sheets of Noble Energy, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and stockholders' equity and other comprehensive income for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of Noble Energy, Inc, and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in note 1 to the consolidated financial statements, effective January 1, 2003, the Company changed its method for accounting for asset retirement obligations.

KPMG LLP

Houston, Texas
January 21, 2004

QuickLinks

  Exhibit 23.1